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                               ALPHA MICROSYSTEMS



                           1996 NONEMPLOYEE DIRECTOR

                            STOCK COMPENSATION PLAN





          4.     ESTABLISHMENT AND PURPOSE.

         (a) ALPHA MICROSYSTEMS, a California corporation (the "Company"), hereby adopts this 1996 Nonemployee Director Stock Compensation Plan (the "Plan"). The purposes of this Plan are to:

                 (i) Advance the interests of the Company and its shareholders by improving the Company's ability to attract and retain highly qualified persons to serve as Nonemployee Directors of the Company;

                 (ii) Align Nonemployee Directors' personal interests more closely with those of shareholders of the company;

                 (iii) Promote ownership by Nonemployee Directors of a greater proprietary interest in the Company; and

                 (iv)     Facilitate the management of the Company's cash flow.

         (b) The Plan provides Nonemployee Directors the opportunity to elect to receive shares of the Company's Common Stock, no par value ("Common Stock"), in lieu of cash compensation paid for service on the Board of Directors. Nonemployee Directors who elect to participate in this Plan will receive shares of Common Stock in an amount equal to the value of cash compensation otherwise paid for service as a Board member.

          5. DEFINITIONS. Where the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

         (a)     "Board" means the Board of Directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

         (c) "Committee" means the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

         (d) "Common Stock" means the Common Stock of the Company, no par value per share.














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         (e)     "Compensation" means any cash remuneration earned by a
Nonemployee Director including, but not limited to, annual retainer fees for service on the Board or a Board committee, fees for attending a meeting of the Board of a Board committee, and any other fees paid to Nonemployee Directors as determined by the Board, but excluding any reimbursement of expenses incurred in connection with meeting attendance and excluding any compensation earned by a Nonemployee Director other than in his or her capacity as a Director.

         (f) "Company" means Alpha Microsystems, a California corporation, or any successor thereto.

         (g)     "Director" means a member of the Board.

         (h) "Employee" means any officer or other regular full-time employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include the rules and regulations thereunder and successor provisions and rules and regulations thereto.

         (j) "Fair Market Value" of a share of the Common Stock means, as of any given date, (i) the closing sale price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, or if the Common Stock is not traded on an exchange, as reported on the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if the Common Stock is not traded on an exchange or on the Nasdaq National Market, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported on the over-the-counter market by Nasdaq or, if Nasdaq is not then in existence, by a successor quotation system; or (iii) if the Common Stock is not publicly traded, the fair market value of a share of Common Stock as established by the Committee acting in good faith and considering all relevant and available information and data.

         (k) "Nonemployee Director" means any member of the Board who is not an Employee of the Company or a Subsidiary.

         (l) "Participant" means each Nonemployee Director who elects to participate in the Plan in accordance with the terms of the Plan.

         (m)     "Plan" means this 1996 Nonemployee Director Stock Compensation
Plan.

         (n) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended or superseded from time to time.

         (o) "Subsidiary" means any corporation, as defined in Section 424(f) of the Code, in an unbroken chain of corporations beginning with the Company if each of the corporations other








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than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (p) "Termination of Board Service" means the time when a Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, expiration of term, removal (with or without cause), retirement or death.

          6. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in Section 7, the total number of shares of Common Stock reserved and available for issuance under the Plan is one hundred thousand (100,000). Such shares may be authorized but unissued shares, treasury shares, or shares acquired in the market for the account of the Participant, or a combination thereof.

          7. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Committee. The Committee shall have the full power, discretion, and authority to interpret and administer the Plan consistent with the Plan provisions and to delegate to employees of the Company or any Subsidiary the authority to perform administrative functions under the Plan; provided, however, in no event shall the Committee have the power to determine the persons eligible to participate in the Plan or the amount, price, or timing of Common Stock to be issued under the Plan, all such determinations being automatic pursuant to Plan provisions. The Committee shall serve at the pleasure of the Board of Directors. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee. Any action taken by the Committee with respect to the administration of the Plan which would result in any Nonemployee Director ceasing to be a "disinterested person" for purposes of any other plan maintained by the Company within the meaning of Rule 16b-3 of the Exchange Act or which would result in a Nonemployee Director ceasing to be an "outside director" within the meaning of Section 162(m) of the Code, shall be null and void.

          8. ELIGIBILITY. Each Director of the Company who, on any date on which Compensation is to be paid, is not an Employee of the Company, will be eligible, at such date, to be granted shares of Common Stock under Section 6.
A Nonemployee Director's eligibility under the Plan automatically terminates on the date of Termination of Board Service. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

          9. RECEIPT OF STOCK IN LIEU OF CASH COMPENSATION. Each Nonemployee Director of the Company may, in lieu of receipt of Compensation in his or her capacity as a Nonemployee Director in cash, receive such Compensation in the form of Common Stock in accordance with this Section 6; provided, however, that such Nonemployee Director is eligible to do so under
Section 5 at the date any such Compensation is otherwise payable.

         (a) Election to Receive Stock. Each Nonemployee Director who elects to receive Compensation for a given calendar year in the form of Common Stock must file an irrevocable









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written election with the Secretary of the Company not later than December 31 of the year preceding such calendar year. Subject to compliance with Rule 16b-3 promulgated under the Exchange Act, elections to receive Compensation in the form of Common Stock may also be made from time to time during any calendar year. A Nonemployee Director may elect to receive the payment of all of the Compensation payable for services as a Nonemployee Director in Common Stock by completing and delivering to the Secretary of the Company a Stock Payment Election Form in the form provided by the Company. Elections may only be made with respect to all Compensation payable to a Nonemployee Director and may not be made with respect to only a portion of Compensation.

         An election to receive Common Stock shall remain in effect until terminated or changed as provided herein. An election by a Nonemployee Director shall be deemed to be continuing and therefore applicable to subsequent Plan years unless the Nonemployee Director revokes or changes such election by filing a new election form.

         Notwithstanding the foregoing, with respect to the calendar year commencing 1996, each Nonemployee Director shall be deemed to have elected to receive either cash Compensation or Common Stock in lieu of receipt of cash Compensation for calendar year 1996 in accordance with the election of such Nonemployee Director made at the December 1, 1995 Board meeting, which election must be confirmed in writing not later than ten (10) days following adoption of this Plan by the Shareholder.

         (b) Payment of Compensation in the Form of Stock. At any date on which Compensation is payable to a Participant who has elected to receive such Compensation in the form of Common Stock, the Company will issue to such Participant, or to an account maintained by a third party and designated by such Participant, a number of shares of Common Stock having an aggregate Fair Market Value at that date equal to the compensation, or as nearly as possible equal to the Compensation (but in no event greater than the Compensation), that would have been payable at such date but for the Participant's election to receive Common Stock in lieu thereof. Any fractional shares resulting from this calculation will be payable in cash to the Participant. Notwithstanding the foregoing, with respect to calendar year 1996, shares of Common Stock that would have been issued to a Participant in accordance with this Section 6(b) on the date on which such Compensation was payable to such Participant, shall be issued to such Participant on the date that the Plan is first approved by the Company's shareholders. The number of shares of Common Stock to be issued to such Participants with respect to calendar year 1996, however, shall be based upon the Fair Market Value of a share of Common Stock on the date the Compensation would have been payable to the Participant but for the Participant's election to receive Common Stock in lieu thereof.

         (c) Restrictions on Stock Received in Lieu of Cash Compensation. Common Stock received in lieu of Compensation may not be sold, transferred, encumbered, or hypothecated for a period of six (6) months and one (1) day following the date of receipt.









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          10.    ADJUSTMENT PROVISIONS

         (a) Corporate Transactions and Events. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, liquidation, dissolution, or other similar corporate transaction or event affects the Common Stock such that the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the Plan, then the Committee may make an adjustment in the number and/or kind of securities issuable under the Plan in a manner that is proportionate to the change to the Common Stock and otherwise equitable in the number and kind of shares of Common Stock remaining available for issuance under the Plan.

         (b) Insufficient Number of Shares. If at any date an insufficient number of shares of Common Stock are available under the Plan for the receipt of Compensation in the form of Common Stock, Compensation shall be paid in the form of Common Stock proportionately among Nonemployee Directors who are eligible to participate and who have elected to receive Common Stock in lieu of Compensation to the extent shares are then available under the Plan. Shares of Common Stock so issued to Participants shall be rounded down to the greatest number of whole shares.

          11.    GENERAL PROVISIONS

         (a) Amendment and Discontinuance. The Board may alter, amend, suspend, discontinue or terminate the Plan, provided that no such action shall deprive any Participant without such Participant's consent of any rights theretofore granted pursuant hereto and provided further that the provisions hereof with respect to the amount, price and timing of issuance of Common Stock hereunder shall not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. The Board of Directors may, in its discretion, submit any proposed amendment to the Plan to the shareholders of the Company for approval and shall submit proposed amendments to the Plan to the shareholders of the Company for approval if such approval is required in order for the Plan to comply with Rule 16b-3 of the Exchange Act (or any successor rule).

         (b) Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the National Association of Securities Dealers, Inc. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.














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         (c)     Compliance with Rule 16b-3.  It is the intent of the Company that this Plan and all transactions under this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act (or any successor rule). Accordingly, if any provision of this Plan, any agreement hereunder, or any transaction pursuant to the Plan does not comply with the requirements of Rule 16b-3 as then applicable to a Participant, such provisions will be construed or deemed amended to the extent necessary to conform to the applicable requirements with respect to such Participant. To the extent that any provision of the Plan, any agreement hereunder, or any action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Board or the Committee.

         (d) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a Nonemployee Director of the Company.

         (e) No Shareholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a shareholder of the Company unless and until shares of Common Stock are in fact issued to such Participant (or person).

         (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Nonemployee Directors as it may deem desirable.

         (g) Governing Law. To the extent not preempted by Federal law, the Plan and any agreement pursuant to the Plan shall be construed in accordance with and governed by the internal laws of the State of California.

         (h) Severability. In the event any provision of the Plan or any action taken pursuant to the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.

         (i) Withholding Taxes. To the extent required by applicable law or regulation, each Nonemployee Director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to the receipt of Common Stock under the Plan before the Company shall be required to deliver to the Nonemployee Director a certificate for Common Stock.

         (j) Availability of Plan. A copy of this Plan shall be delivered to any Nonemployee Director making reasonable inquiry concerning the Plan.

         (k) Notices. Any notice or other communication required or permitted to be given pursuant to the Plan or under any agreement hereunder must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have







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been given and received on the date three (3) days after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given other than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to Participants at their most recent addresses shown in the Company's records. Notice to the Company shall be addressed to the Company at the address of the Company's principal executive offices, to the attention of the Secretary of the Company.

         (l) Titles and Headings. Titles and headings of sections and articles of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan.

          12. EFFECTIVE DATE. The Plan will be effective if, and at such time as, the shareholders of the Company have approved it by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of shareholders.

          13. SHAREHOLDER APPROVAL. Shareholder approval of the Plan must be obtained not later than the final adjournment of the first annual meeting of shareholders of the Company held after the date the Board has adopted the Plan.

          14. PLAN TERMINATION. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no shares of Common Stock remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan.

         I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of ALPHA MICROSYSTEMS on December 1, 1995 and by the shareholders of ALPHA MICROSYSTEMS on August 13, 1996.

                 Executed on this 13th day of August, 1996.



                                           /s/JOHN F. GLADE
                                           ------------------------------------
                                           John F. Glade, Secretary









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